UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2009
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana (State or Other Jurisdiction of Incorporation or Organization)	0-21086 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive
Carlyss, Lousiana	70665
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
With the approval of the Compensation Committee of the Board of Directors, the Company entered into new change in control agreements with Peter S. Atkinson, President, Russell J. Robicheaux, Chief Administrative Officer, Senior Vice President and General Counsel and James J. Doré, Senior Vice President, North America and World Wide Diving and Subsea Services. These agreements supersede and replace existing change in control severance agreements with each of these executives.
The new change in control agreements (the “Agreements”) primarily reflect changes to eliminate the “gross-up” payment in prior agreements.
Under the terms of the Agreements, upon a change in control and without regard to whether there is a subsequent termination of employment, (i) all outstanding stock options will immediately vest and, unless the compensation committee determines to make an equitable adjustment or substitution, the executive will receive a cash payment equal to the number of shares subject to the options outstanding multiplied by the difference between the closing price of the Company’s common stock on the date immediately prior to the change in control and the exercise price of the stock options, (ii) all outstanding restricted stock awards will immediately vest and all forfeiture restrictions will lapse, and (iii) all outstanding performance unit awards for which the performance period has not been completed will be deemed earned at the target level payout, will be payable in the same form of equity or other consideration as all other stockholders with respect to shares of Company common stock and will be delivered within 10 days of the change in control.
In addition, within two years following a change in control and upon a subsequent termination of the executive’s employment by the Company other than for “cause” or by the executive for “good reason”, the executive will be eligible for the following additional benefits:
•	A lump sum cash payment equal to (x) three times (y) base salary and bonus. Calculation of the bonus amount used in determination of the lump sum payment is based on the largest actual bonus paid in the last five years or, if higher, the target bonus in the year of termination of employment.
•	A cash payment for unvested contributions under the Company’s retirement plan as of the date of termination.
•	Two years of continued healthcare and dependent healthcare coverage at no additional cost.
•	Reimbursement of legal fees incurred as a result of the termination and certain relocation expenses, if applicable.
The initial term of the Agreements continues through December 31, 2010 and shall be automatically extended for successive one-year terms unless the Company notifies an executive 30 days prior to the end of a term of its intention not to extend the agreement. In the event of a change in control during the term of the Agreements, the Agreements shall continue in effect for two years from the date of the change in control.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

10.1	Form of Change In Control Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
By:	/s/ Russell J. Robicheaux
Russell J. Robicheaux
Senior Vice President, Chief Administrative Officer and General Counsel

December 30, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Form of Change In Control Agreement